POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W. Thaddeus Miller, and Jeffery Koshkin, and each of them, his true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Calpine Corporation (the "Company"), any and all Forms 3, 4 and 5 required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file each form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take and other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned, pursuant to this attorney-in-fact may approve in his discretion.

         The undersigned hereby grants to such attorney-in-fact, and any one of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes and the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of the Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that none of such attorneys-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of February 2017.


                                        /s/ Caleb D. Stephenson
                                        ----------------------
                                        Caleb D. Stephenson